UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2023

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Liberty Star Uranium & Metals Corp. dba Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCPK: LBSR) is pleased to announce today an independent evaluation of its wholly owned Red Rock Canyon Gold Project, (Red Rock Mines LLC). Independent Consulting Geologist James Bryce, finds that “the entire land package…has a great potential for hosting both gold and base metals mineralization since it appears to contain an entire porphyry system from intrusive up to boiling epithermal veins at surface.” Also, Liberty Star Minerals “is strongly urged to seek out one or two well-funded JV partners in the form of junior exploration companies” to further develop the gold prospect at Red Rock Canyon.

Company CEO Brett Gross is pleased to find Bryce’s evaluation affirms the 2021 Red Rock Canyon Technical Report: “Jim’s Letter of Opinion is consistent with our assessment based on recent observation and historical findings. Historic drilling at Red Rock Canyon reports intercepts of economic gold values over a 45 foot thickness. To move the project ahead, he suggests conducting small scale metallurgical testing for the purpose of helping us look at valuation. Expanding and enhancing our database is part of moving our RRC project forward.”

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

3.46	James Bryce, B.Sc. CP, Consulting Geologist Letter of Opinion

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: June 20, 2023	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO